Exhibit 99.1

News Release

CONTACT: Erin Willis
Taylor Morrison Home Corporation
(480) 734-2060
investor@taylormorrison.com

Taylor Morrison Reports Fourth Quarter U.S. Revenue of $1 Billion,

Net Income of $103 Million and Earnings per Share of $0.84

•	U.S. revenue increased 58% to $1 billion for the quarter and 41% to $2.7 billion for the year

•	Diluted earnings per share were $0.84 on net income of $103 million for the quarter

•	U.S. home closings revenue increased 56% to $966 million for the quarter

•	U.S. home closings increased 35% to 1,967 in the quarter and 20% to 5,642 for the year

•	U.S. average price of homes closed increased 16% to $491,000 in the quarter

•	U.S. net sales orders increased 24% to 1,295 in the quarter and 14% to 5,728 for the year

SCOTTSDALE, Ariz., February 4, 2015 –– Taylor Morrison Home Corporation (NYSE:TMHC) today reported fourth quarter revenue of $1 billion, net income of $103 million and earnings per share of $0.84.

“Our results this quarter and for the whole of 2014 continue to demonstrate that our long-term strategy, anchored on the pillars of prime locations, consumer focus, cost efficiency and maximizing shareholder value, is a profitable one and has proven successful,” said Taylor Morrison President and CEO Sheryl Palmer. “It was a record year for Taylor Morrison in several metrics including sales, closings, revenue, community openings, SG&A and net operating profit. I believe we will show ongoing strength in our existing operations and have a pivotal year ahead with an operating team solely focused on opportunities in the United States.”

On January 28, 2015, the Company closed the sale of its Canadian operations generating proceeds of approximately CAD $570 million, subject to certain customary post-closing adjustments. As the sale was pending at December 31, 2014, the financial results for the Canadian operations are shown as discontinued operations in the condensed consolidated statements of operations and condensed consolidated balance sheets included in this release.

4th Quarter 2014 Key Business Highlights

•	U.S. community count increased 33% to 220 average communities from 166 from the prior year quarter

•	Net sales orders in the U.S. increased 24% to 1,295

•	Home closings in our U.S. operations increased 35% to 1,967

•	U.S. backlog increased 4% in units and 11% in value

•	U.S. backlog of homes under contract was 2,252 units with a sales value of $1.1 billion as of December 31, 2014

•	U.S. cancellations as a percentage of gross sales orders was 15.4%, a 6% improvement from the prior year quarter

•	Average price of homes closed in the U.S. increased 16% to $491,000

•	U.S. average monthly absorption pace was 2.0 compared to 2.1 in the prior year quarter

•	Mortgage operations reported gross profit of $6.6 million on revenue of $12.6 million

U.S. Quarterly Financial Comparison

($ millions)
	Q4 2014	Q4 2013	Q4 2014 vs. Q4 2013
Total Revenue	$1,012	$639	58%
Home Closings Revenue	$966	$621	56%
Total Home Closings Gross Margin	$187 19.4%	$146 23.5%	29 (410	% ) bps
Adjusted Home Closings Gross Margin	$213 22.0%	$156 25.1%	37 (310	% ) bps
SG&A % of Home Closings Revenue	$78 8.1%	$58 9.4%	34 130 bps improvement	%
Equity in Income of Unconsolidated Entities	$1.9	$1.2	62%

Full Year 2014 Key Business Highlights

•	U.S. community count increased 30% to 206 average communities from 158 year-over-year

•	Net sales orders in the U.S. increased 14% to 5,728

•	U.S. average monthly absorption pace was 2.3 compared to 2.6 in the prior year

•	U.S. cancellations as a percentage of gross sales orders was 13.2% compared to 14.3% in the prior year

•	Home closings in our U.S. operations increased 20% to 5,642

•	Average price of homes closed in the U.S. increased 18% to $464,000

•	Mortgage operations reported gross profit of $16 million on revenue of $35 million

U.S. Annual Financial Comparison

($ millions)
	2014	2013	2014 vs. 2013
Total Revenue	$2,708	$1,916	41%
Home Closings Revenue	$2,620	$1,858	41%
Total Home Closings Gross Margin	$537 20.5%	$400 21.6%	34 (110	% ) bps
Adjusted Home Closings Gross Margin	$602 23.0%	$435 23.4%	38 (40	% ) bps
SG&A % of Home Closings Revenue	$250 9.5%	$205 11.0%	22 150 bps improvement	%
Equity in Income of Unconsolidated Entities	$5.4	$2.9	87%

The Company ended the quarter with U.S. home building inventories of $2.5 billion. The Company had 2,871 homes in inventory compared to 2,611 homes at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of: 1,517 sold units, 318 model homes and 1,036 inventory units, of which 332 were finished.

The Company ended the fourth quarter of 2014 with $234 million of cash, excluding $1 million of restricted cash and $228 million of cash in Canada. The Company owned or controlled approximately 38,854 lots at December 31, 2014.

First Quarter and Full Year 2015 Business Outlook

First Quarter 2015:

•	Average community count – expected to be flat at 220

•	Home closings – expected between 1,000 and 1,100

•	Adjusted home closings margin – expected between 21.0 – 21.5%

Full Year 2015:

•	Average community count – expected between 230 and 240 communities

•	Home closings – up slightly from 2014

•	Home closings margins – expected around 22%

•	SG&A – expected to be in the mid 9% range

•	Income from unconsolidated joint ventures – expected between $2-4 million

•	Land spend – expected to be approximately $1 billion

Earnings Webcast

A public webcast to discuss fourth quarter 2014 earnings will be held later today at 8:30 a.m. Eastern Time Wednesday, February 4, 2015 on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE:TMHC) is a leading national builder and developer based in Scottsdale, Arizona and operates under two well-established brands, Taylor Morrison and Darling Homes. Taylor Morrison builds and develops distinctive communities from coast to coast, serving a wide array of homeowners and aimed mainly at first-time, move-up, luxury and 55 or better customers. Darling Homes builds communities in Texas, catering to move-up and luxury homebuyers seeking a personalized building experience.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; continued volatility in the debt and equity markets; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to continuing adverse conditions in the industry, including any changes regarding our land positions; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Form 10-K filed with the Securities and Exchange Commission (SEC).

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Home closings revenue	$965,668	$620,638	$2,619,558	$1,857,950
Land closings revenue	33,462	8,887	53,381	27,760
Mortgage operations revenue	12,623	9,475	35,493	30,371

Total revenues	1,011,753	639,000	2,708,432	1,916,081

Cost of home closings	778,224	475,049	2,082,819	1,457,454
Cost of land closings	23,937	7,242	39,696	26,316
Mortgage operations expenses	6,030	4,501	19,671	16,446

Total cost of revenues	808,191	486,792	2,142,186	1,500,216

Gross margin	203,562	152,208	566,246	415,865

Sales, commissions and other marketing costs	54,535	40,533	168,897	127,419
General and administrative expenses	23,574	17,684	81,153	77,198
Equity in income of unconsolidated entities	(1,937)	(1,197)	(5,405)	(2,895)
Interest expense, net	33	684	1,160	842
Other expense (income), net	7,877	(201)	18,447	2,842
Loss on extinguishment of debt	—	—	—	10,141
Indemnification and transaction expenses	—	10,508	—	195,773

Income from continuing operations before income taxes	119,480	84,197	301,994	4,545
Income tax provision (benefit)	25,793	15,452	76,395	(23,810)

Net income from continuing operations	93,687	68,745	225,599	28,355
Income from discontinued operations - net of tax	10,844	27,441	41,902	66,513

Net income before allocation to non-controlling interests	104,531	96,186	267,501	94,868
Net (income) loss attributable to non-controlling interests - joint ventures	(1,262)	(156)	(1,648)	131

Net income before non-controlling interests - Principal Equityholders	103,269	96,030	265,853	94,999
Net (income) loss from continuing operations attributable to non-controlling interests - Principal Equityholders	(67,482)	(50,131)	(163,790)	1,442
Net income from discontinued operations attributable to non-controlling interests - Principal Equityholders	(7,912)	(20,069)	(30,594)	(51,021)

Net income available to Taylor Morrison Home Corporation	$27,875	$25,830	$71,469	$45,420

Earnings per common share - basic:
Net income from continuing operations	$0.75	$0.57	$1.83	$0.91
Discontinued operations - net of tax	$0.09	$0.22	$0.34	$0.47

Net income available to Taylor Morrison Home Corporation	$0.84	$0.79	$2.17	$1.38

Earnings per common share - diluted:
Net income from continuing operations	$0.75	$0.57	$1.83	$0.91
Discontinued operations - net of tax	$0.09	$0.22	$0.34	$0.47

Net income available to Taylor Morrison Home Corporation	$0.84	$0.79	$2.17	$1.38

Weighted average number of shares of common stock:
Basic	33,060	32,858	32,937	32,840
Diluted	122,348	122,326	122,313	122,319

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2014	December 31, 2013
	(Unaudited)
Assets
Cash and cash equivalents	$234,217	$193,518
Restricted cash	1,310	3,807
Real estate inventory:
Owned inventory	2,511,623	1,993,985
Real estate not owned under option agreements	6,698	18,595

Total real estate inventory	2,518,321	2,012,580
Land deposits	34,544	38,011
Mortgages receivable	191,140	95,718
Prepaid expenses and other assets, net	89,210	79,921
Other receivables, net	85,274	50,592
Investments in unconsolidated entities	110,291	21,435
Deferred tax assets, net	258,190	242,656
Property and equipment, net	5,337	4,502
Intangible assets, net	5,459	9,325
Goodwill	23,375	23,375
Assets of discontinued operations	576,445	663,118

Total assets	$4,133,113	$3,438,558

Liabilities
Accounts payable	$122,466	$101,732
Accrued expenses and other liabilities	200,556	162,044
Income taxes payable	50,096	35,512
Customer deposits	70,465	62,033
Senior notes	1,388,840	1,039,497
Loans payable and other borrowings	147,516	143,341
Revolving credit facility borrowings	40,000	—
Mortgage borrowings	160,750	74,892
Liabilities attributable to consolidated option agreements	6,698	18,595
Liabilities of discontinued operations	168,565	256,011

Total liabilities	$2,355,952	$1,893,657

Stockholders’ Equity
Total stockholders’ equity	1,777,161	1,544,901

Total liabilities and stockholders’ equity	$4,133,113	$3,438,558

Total Revenues:	Three Months Ended December 31,
(Dollars in thousands)	2014	2013
East	$588,109	$365,674
West	411,021	263,851
Mortgage Operations	12,623	9,475

Subtotal U.S.	$1,011,753	639,000
Discontinued operations	155,722	159,419

Total	$1,167,475	$798,419

Homes Closed:	Three Months Ended December 31,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,277	$554,647	927	$356,787
West	690	411,021	535	263,851

Subtotal U.S.	1,967	$965,668	1,462	620,638
Discontinued operations	483	155,722	408	159,419

Subtotal	2,450	$1,121,390	1,870	780,057
Unconsolidated joint ventures discontinued operations	6	2,795	207	61,674

Total	2,456	$1,124,185	2,077	$841,731

Net Sales Orders:	Three Months Ended December 31,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	875	$362,749	637	$267,849
West	420	200,662	411	234,752

Subtotal U.S.	1,295	$563,411	1,048	$502,601
Discontinued operations	136	60,131	126	50,344

Subtotal	1,431	$623,542	1,174	$552,945
Unconsolidated joint ventures discontinued operations	9	3,081	22	6,384

Total	1,440	$626,623	1,196	$559,329

Sales Order Backlog:	As of December 31,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,709	$806,848	1,544	$667,725
West	543	292,919	622	320,029

Subtotal U.S.	2,252	$1,099,767	2,166	$987,754
Discontinued operations	333	158,562	822	259,352

Subtotal	2,585	$1,258,329	2,988	$1,247,106
Unconsolidated joint ventures discontinued operations	406	130,077	548	195,979

Total	2,991	$1,388,406	3,536	$1,443,085

Average Active Selling Communities:	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
East	162	121	151	121
West	58	45	55	37

Subtotal U.S.	220	166	206	158
Discontinued operations	13	14	13	15

Subtotal	233	180	219	173
Unconsolidated joint ventures discontinued operations	3	3	3	4

Total	236	183	222	177

Average Selling Price of Homes Closed:	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2014	2013	2014	2013
East	$434	$385	$420	$376
West	596	493	540	423
Subtotal U.S.	$491	$425	$464	$394
Discontinued operations	322	391	340	366
Subtotal	$458	$417	$443	$389
Unconsolidated joint ventures discontinued operations	466	298	370	301
Total	$458	$405	$441	$382

Total Revenues:	Year Ended December 31,
(Dollars in thousands)	2014	2013
East	$1,556,598	$1,117,298
West	1,116,341	768,412
Mortgage Operations	35,493	30,371

Subtotal U.S.	$2,708,432	$1,916,081
Discontinued operations	395,070	407,156

Total	$3,103,502	$2,323,237

Homes Closed:	Year Ended December 31,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	3,578	$1,504,141	2,913	$1,094,578
West	2,064	1,115,417	1,803	763,372

Subtotal U.S.	5,642	$2,619,558	4,716	$1,857,950
Discontinued operations	1,154	391,890	1,113	407,035

Subtotal	6,796	$3,011,448	5,829	$2,264,985
Unconsolidated joint ventures discontinued operations	177	65,568	441	132,525

Total	6,973	$3,077,016	6,270	$2,397,510

Net Sales Orders:	Year Ended December 31,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	3,743	$1,544,996	3,255	$1,266,461
West	1,985	1,060,129	1,763	839,764

Subtotal U.S.	5,728	$2,605,125	5,018	$2,106,225
Discontinued operations	665	300,970	596	265,367

Subtotal	6,393	$2,906,095	5,614	$2,371,592
Unconsolidated joint ventures discontinued operations	36	13,042	83	30,812

Total	6,429	$2,919,137	5,697	$2,402,404

Reconciliation of Non-GAAP Financial Measures

The following table sets forth a reconciliation between our home closings gross margin and our adjusted home closings gross margin. Adjusted home closings gross margin is a non-GAAP financial measure calculated based on gross margins, excluding impairments and capitalized interest amortization. Management uses adjusted home closings gross margins to evaluate our performance on a consolidated basis as well as the performance of our regions. We believe adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the often varying effects of interest costs capitalized.

This measure is considered a non-GAAP financial measure and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures as a measure of our operating performance. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate net income and gross margins and any adjustments to such amounts before comparing our measures to those of such other companies.

Adjusted Gross Margin Reconciliation — Continuing Operations

	Three Months Ended December 31,
(Dollars in thousands)	2014	2013
Home closings revenue	$965,668	$620,638
Cost of home closings	778,224	475,049

Home closings gross margin	187,444	145,589
Add:
Capitalized interest amortization	25,382	10,029

Adjusted home closings gross margin	$212,826	$155,618

Home closings gross margin as a percentage of home closings revenue	19.4%	23.5%
Adjusted home closings gross margin as a percentage of home closings revenue	22.0%	25.1%

	Year Ended December 31,
(Dollars in thousands)	2014	2013
Home closings revenue	$2,619,558	$1,857,950
Cost of home closings	2,082,819	1,457,454

Home closings gross margin	536,739	400,496
Add:
Capitalized interest amortization	65,098	34,147

Adjusted home closings gross margin	$601,837	$434,643

Home closings gross margin as a percentage of home closings revenue	20.5%	21.6%
Adjusted home closings gross margin as a percentage of home closings revenue	23.0%	23.4%